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As filed with the Securities and Exchange Commission on August 25, 2010

Registration No. 333-166871

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Overstock.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	[5961] (Primary Standard Industrial Classification Code Number)	87-0634302 (I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jonathan E. Johnson III
President
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Mark Griffin Vice President and General Counsel Overstock.com, Inc. 6350 South 3000 East Salt Lake City, Utah 84121 (801) 947-3100	Thomas W. Adkins Bracewell & Giuliani LLP 111 Congress, Suite 2300 Austin, Texas 78701 (512) 472-7800

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 25, 2010

PROSPECTUS

Overstock.com, Inc.

65,465 Shares

Overstock.com, Inc. Common Stock Fund

Overstock.com, Inc. 401(k) Plan

Rescission Offer

         Under the terms and conditions described in this prospectus, we are offering to rescind (the "Rescission Offer") the previous purchase of shares of Overstock.com, Inc. common stock, par value $0.0001 per share, in the Overstock.com, Inc. Stock Fund (the "Overstock.com Stock Fund") by persons who acquired such shares (the "Shares") through the Overstock.com, Inc. 401(k) Plan (the "Plan") between July 1, 2008 and June 30, 2009 (the "Purchase Period").

         The Rescission Offer applies to Shares purchased during the Purchase Period at prices ranging from $6.77 per Share to $21.17 per Share.

         If you purchased Shares pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

  •
  In the event you sold such Shares at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest.

  •
  In the event you currently hold such Shares, upon your tender of such Shares to us by accepting the Rescission Offer, the amount you paid for such Shares, plus interest from the date of the purchase. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest, is less than the closing price of the Shares on the date of expiration of this Rescission Offer.

         Although this prospectus uses the term "interest" when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

         The Rescission Offer will expire at 5:00 p.m., Mountain Time, on October 6, 2010 (the "Expiration Date").

         Our common stock is listed on The NASDAQ Global Market under the trading symbol "OSTK." The last reported sale price of our common stock (as reported on The NASDAQ Global Market) on August 26, 2010, was $        per share. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121. Our telephone number is (801) 947-3100.

         You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to us on or before the Expiration Date as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to return the Rescission Offer Acceptance Form by the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock purchased pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See "Risk Factors—Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer" on page 10.

         Investing in shares of our common stock involves risks. See "Risk Factors" on page 10.

         The Shares subject to the Rescission Offer may be deemed not to have been properly registered under the Securities Act of 1933, as amended (the "Securities Act"), because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the "SEC") for offer and sale to participants under the Plan.

         The Staff of the SEC takes the position that an offer to rescind a sale of securities constitutes a new offer to sell the securities. Consequently, absent an applicable exemption, the new offer is subject to the registration provisions of the Securities Act. This prospectus is part of a Registration Statement on Form S-1 filed with the SEC to register these shares, regardless of whether or not you accept the Rescission Offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August     , 2010.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or purchase nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Overstock.com, Inc.," the "Company," "we," "us," and "our" refer to Overstock.com, Inc. and its subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents to which we refer you in this prospectus contain "forward-looking statements" that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those disclosed under "Risk Factors," these statements are subject to risks, uncertainties and other factors, including, among others:

  •
  our expectations regarding the effect of the Rescission Offer on the rescission or damage rights of Plan participants;

  •
  the applicability of exemptions from state law with respect to the sale and issuance of the Shares and to the Rescission Offer;

  •
  the anticipated benefits and risks of our business relationships;

  •
  our ability to attract retail and business customers; our belief that we can attract customers in a cost-efficient manner; the ability of our online marketing campaigns to be a cost-effective method of attracting customers; our belief that we can internally develop cost-effective branding campaigns;

  •
  the anticipated benefits and risks associated with our business strategy;

  •
  our future operating results;

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  the anticipated size or trends of the market segments in which we compete and the anticipated competition in those markets;

  •
  potential government regulation;

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  our future capital requirements and our ability to satisfy our capital needs; the potential for additional issuances of our securities;

  •
  our future ability to repurchase or retire or refinance our publicly traded debt;

  •
  our expansion in international markets;

  •
  our plans to devote substantial resources to our sales and marketing teams;

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  our strategy to develop strategic business relationships with additional wholesalers and distributors; our belief that manufacturers will recognize us as an efficient liquidation solution;

  •
  our belief that current or future litigation or regulatory action will likely not have a material adverse effect on our business;

  •
  the results of upgrades to our infrastructure and the likelihood that additional future upgrades can be implemented without disruption of our business;

  •
  our belief that we can meet our published product shipping standards even during periods of relatively high sales activity;

  •
  our belief that we can maintain or improve upon customer service levels that we and our customers consider acceptable;

  •
  our belief that our information technology infrastructure can and will support our operations and will not suffer significant downtime;

  •
  the potential effects of our facilities consolidation and restructuring program and of the various actions we have taken in connection with that program;

  •
  the possibility that we will relocate our corporate offices or consolidate our warehouses;

  •
  statements about our community site business and its anticipated functionality;

  •
  our belief that we can maintain inventory levels at appropriate levels despite the seasonal nature of our business;

  •
  our belief that we can successfully offer and sell a constantly changing mix of products and services; and

  •
  other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. See "Where You Can Find More Information" on page 18 of this prospectus.

        Furthermore, in some cases, you can identify forward-looking statements by terminology such as may, will, could, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Our actual results may differ materially from those contemplated by any forward-looking statement. Except as otherwise required by law, we expressly disclaim any obligation to release publicly any update or revisions to any forward-looking statements to reflect any changes in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Shares between July 1, 2008, and June 30, 2009. Please refer to "The Rescission Offer" beginning on page 12 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:    Why are you making the Rescission Offer?

A:
Plan participants can purchase interests in Overstock.com, Inc. common stock through the Plan. The Trustee of the Plan, Fidelity Management Trust Company (the "Trustee"), holds the Plan's shares of Overstock.com, Inc. common stock in the Overstock.com Stock Fund. Although the shares of Overstock.com, Inc. common stock held by the Trustee may have been purchased in the open market by the Trustee, the SEC takes the position that we are required to register with the SEC the deemed sale of these shares, as well as the sale of shares we have contributed directly to the Plan. Although we originally registered shares of our common stock for sale to Plan participants in connection with the Plan, we have discovered that we inadvertently exceeded the number of shares registered.

  We are making the Rescission Offer with respect to 65,465 Shares sold pursuant to the Plan from July 1, 2008, through June 30, 2009. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of inadvertently exceeding the number of shares registered in accordance with applicable federal registration requirements. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year. In determining the Purchase Period, we selected a date after which no unregistered sales of Shares were made under the Plan as the ending date of the Purchase Period, and the date that is twelve months prior to that date. Non-employee members of our Board of Directors were not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee members of our Board of Directors who purchased Shares pursuant to the Plan during the Purchase Period have informed us that they do not intend to participate in the Rescission Offer.

  The Rescission Offer covers only the 65,465 Shares issued between July 1, 2008 and June 30, 2009, which is the twelve-month period covered by the Tolling Agreement described below under "The Rescission Offer—Effect of the Rescission Offer." The Rescission Offer does not cover Shares issued prior to July 1, 2008 because we believe that the applicable statute of limitations had already expired with respect to shares issued prior to July 1, 2008 when we entered into the Tolling Agreement. The Rescission Offer does not cover Shares issued after June 30, 2009 because we filed a registration statement on Form S-8 registering the offer and sale of Shares in connection with the Plan after that date.

  We believe that the only state securities laws potentially applicable to our issuance of Shares are those of the State of Utah, and that the original issuance of the Shares was exempt from the Utah registration requirements. Utah law provides that a person who buys a security from a person who sells the security in violation of the Utah registration requirements may sue either at law or in equity to recover the consideration paid for the security, together with interest at 12% per year from the date of payment, costs, and reasonable attorney fees, less the amount of income received on the security, upon the tender of the security or for damages if the person no longer owns the security. The Utah statute further provides that an action may not be maintained to enforce liability under this section unless brought before the earlier of: (i) the expiration of five years after the act or transaction constituting the violation; or (ii) the expiration of two years after the discovery by the plaintiff of the facts constituting the violation.

  The Utah law also provides that a person may not sue under the section described above if: (i) the buyer or seller received a written offer, before suit and at a time when the buyer or seller owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and the buyer or seller failed to accept the offer within 30 days of its receipt; or (ii) the buyer or seller received such an offer before suit and at a time when the buyer or seller did not own the security, unless the buyer or seller rejected the offer in writing within 30 days of its receipt.

Q:    What will I receive if I accept the Rescission Offer?

A:
The answer to this question depends on whether you still hold the Shares purchased pursuant to the Plan during the Purchase Period:

•
If you have sold such Shares at a loss, we will pay you an amount equal to the amount of the loss, plus interest at a rate of 12% per year. Interest will be paid on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares. Interest will also be paid on the loss you realized from your sale of the Shares from the date of your sale through the date that payment is made by us.

•
If you currently hold such Shares, we will repurchase such Shares for the amount you paid for such Shares, plus interest at a rate of 12% per year from the date you purchased the Shares through the Expiration Date. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest (to the Expiration Date), is less than the closing price of the Shares as of the Expiration Date, as it would not be economically beneficial to you.

Q:    When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:
If we receive a legible, properly completed Rescission Offer Acceptance Form from you on or before 5:00 p.m., Mountain Time, on the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that on or before October 14, 2010:

•
If you still have a Plan account, whether or not you are an active employee of Overstock.com, Inc., all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Fidelity Freedom Income Fund. You may exchange the amount invested in the Fidelity Freedom Income Fund into other investment funds available under the Plan in accordance with the Plan's normal procedures.

•
If you no longer have a Plan account, a Plan account will be established for you and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your account and invested in the Fidelity Freedom Income Fund. You may exchange the amount invested in the Fidelity Freedom Income Fund into other investment funds available under the Plan in accordance with the Plan's normal procedures. Distributions from your Plan account will be managed in accordance with the terms of the Plan as follows:

  •
  Plan account balance greater than $1,000.  If your Plan account balance is greater than $1,000 and you are currently not employed by Overstock.com, Inc., your assets will remain in the plan until you choose a distribution from the following options: (1) a direct rollover to an IRA or another qualified plan, (2) a lump sum payment, or (3) installment payments. Absent a consent to a distribution by you, your account balance will remain in the Plan until a distribution is required by the Plan's mandatory distribution rules. You should review the Plan Summary Plan Description for more information on mandatory distribution events.

  •
  Plan account balance of $1,000 or less. If your Plan account balance is less than or equal to $1,000 and you are currently not employed by Overstock.com, Inc., your account balance will automatically be distributed to you at the end of the year, and you may elect one of the following: (1) direct rollover to an IRA or another qualified plan, or (2) lump sum payment. You will receive notification and information about distribution options after the date your rescission proceeds are credited to your Plan account and before the distribution is made. If you do not make an election within 90 days following that notification, your account balance will be distributed to you in a lump sum.

  To make any of the above elections, contact the Overstock.com, Inc. HR Department at (801) 947-5104. Proceeds will be transferred to your Plan account within approximately five business days following the Expiration Date.

  We strongly encourage you to review the Plan's Summary Plan Description that contains additional information on distribution of account balances. To obtain a copy of the Plan's Summary Plan Description, contact the Overstock.com, Inc. HR Department at (801) 947-5104. Payment of proceeds directly to you may result in adverse tax consequences. See "Material U.S. Federal Income Tax Considerations."

Q:    What interest rate will be used in calculating any amounts owed to me?

A:
We will use an annual interest rate of 12%. We selected this interest rate because it is the legal rate for rescission offers under the Utah Uniform Securities Act.

Q:    Does it matter whether I purchased Shares through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

A:
No. All purchases of Shares made pursuant to the Plan during the Purchase Period will be considered when determining whether you are eligible to accept the Rescission Offer.

Q:    Am I required to accept the Rescission Offer?

A:
No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. If you are an employee of Overstock.com, Inc., acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:    Should I accept the Rescission Offer?

A:
You must make your own decision whether to accept the Rescission Offer. In making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see "Material U.S. Federal Income Tax Consequences") and, if you now hold Shares you purchased during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date.

  You should note, however, that under the terms of the Rescission Offer, we will not repurchase any Shares unless our records indicate that (1) you sold Shares you purchased during the Purchase Period for less than you paid for them and/or (2) you now hold Shares you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price. In applying those criteria, we will use a "first-in, first-out," or "FIFO," principle in determining whether Shares were sold at a loss and whether you now hold Shares eligible for repurchase pursuant to the Rescission Offer. You should apply the same principle in determining whether or not to accept the Rescission Offer. An example calculation using the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus.

  WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

  If you have questions about the Rescission Offer acceptance process, you can call the Overstock.com, Inc. HR Department at (801) 947-5104, Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m., Mountain Time.

Q:    Will there be any restrictions on the future transfer of my shares if I do not accept the Rescission Offer?

A:
The shares of common stock which are the subject of this Rescission Offer have now been registered under the Securities Act of 1933 by virtue of the registration statement of which this prospectus is a part. We believe that these shares are transferable by plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time (as in the case of the Company's customary "blackout" periods).

Q:    Where can I find information about my purchases and sales of Shares?

A:
Detailed information about your purchases of Shares during the Purchase Period and any subsequent sales of such Shares is available to you through your online account. You can access your online account through 401K.com or NetBenefits.com.

  If you are an active employee of Overstock.com, you can access your online account through the Overstock.com, Inc. intranet or by going directly to 401K.com or NetBenefits.com.

  If you are not employed currently by Overstock.com, Inc., you can access your online account at 401K.com or NetBenefits.com.

Q:    Will the Rescission Offer affect my ability to direct transactions in my account?

A:
Yes. In order to ensure smooth processing of the Rescission Offer, if you hold Shares purchased during the Purchase Period in the Overstock.com Stock Fund as of the Expiration Date, all transactions relating to the Overstock.com Stock Fund in your Plan account will be temporarily suspended on the Expiration Date whether or not you accept the Rescission Offer and whether or not we repurchase your Shares. This temporary suspension is called a "blackout period." As a result, you will be subject to the risk that, due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds in and out of the Overstock.com Stock Fund, to avoid this result. For more information about the blackout period, see "Notice of Blackout Period."

Q:    Will the blackout period be longer if I accept the Rescission Offer?

A:
Yes. Whether you accept the Rescission Offer or not, all transactions in the Overstock.com Stock Fund will be temporarily suspended on the Expiration Date. However, the blackout period will be shorter if you do not accept the Rescission Offer, because the Trustee will not need to process any transactions in your account. If you accept the Rescission Offer, the Trustee will require additional time in order to process the transactions. The blackout period will commence at 2:00 p.m., Mountain Time, on the Rescission Offer Expiration Date of October 6, 2010; the blackout period is anticipated to end at 12:01 a.m., Mountain Time, on October 12, 2010, if you do not accept the offer and at 11:59 p.m., Mountain Time on October 14, 2010, if you accept the offer.

Q:    What is the effect of the Rescission Offer on my ability to assert claims?

A:
The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. The staff of the SEC takes the position that a rescission offer does not alter a person's remedies under the Securities Act.

  For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see "Risk Factors—The Rescission Offer may not bar claims relating to our issuance of shares in excess of the number registered, and we may continue to be contingently liable for rescission or damages in an indeterminate amount" and "Risk Factors—Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer."

Q:    May I accept the Rescission Offer in part?

A:
No. If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you still hold as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will only repurchase those Shares that, as of the Expiration Date, have a value less than the price you paid for the Shares, plus interest (to the Expiration Date).

  If you do not accept the Rescission Offer, you will retain ownership of all of your Shares and will not receive any payment for the Shares subject to the Rescission Offer.

Q:    What happens if I accept the Rescission Offer for Shares that I currently hold in my account but the amount I would receive for the Shares is less than the closing price of the Shares on the Expiration Date?

A:
If you submit a Rescission Offer Acceptance Form, we will not repurchase those Shares for which the price per Share that you paid, plus interest (to the Expiration Date), is less than the closing price of a Share as of the Expiration Date. Accordingly, those Shares will remain in your Plan account.

Q:    What are the tax consequences if I accept the Rescission Offer?

A:
The federal tax consequences to you depend on your specific circumstances, including whether you currently have a Plan account.

•
If you currently have a Plan account, in general, the sale to us of Shares and the Plan's receipt of any funds pursuant to your acceptance of the Rescission Offer will not be considered taxable events for federal income tax purposes. This is because all the funds we pay as a result of your acceptance of the Rescission Offer will be paid to the Plan Trustee and not directly to you. However, upon any later withdrawal or distribution of funds from your Plan account, the distributed funds, including amounts attributable to the Rescission Offer generally will be taxable as ordinary income to you. Furthermore, an additional ten percent federal income tax may be imposed, depending on your age. See the section of this Prospectus entitled "Material U.S. Federal Income Tax Consequences" for more information.

•
If you do not currently have an individual Plan account because you have directed and caused a full distribution from the Plan, any amounts paid in respect of the Rescission Offer will be paid to a new Plan account established for you and will not be considered a taxable event for federal income tax purposes. These amounts will be distributed to you under the Plan's distribution rules, which vary based on your personal circumstances, such as your Plan account balance, age, and employment. Thus, you should review the Plan's Summary Plan Description for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event for federal income tax purposes. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution will generally be taxable as ordinary income to you. An additional ten percent federal income tax may be imposed depending on your age. See the section of this Prospectus entitled "Material U.S. Federal Income Tax Consequences" for more information.

  You should also consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax law.

Q:    When does the Rescission Offer expire?

A:
The Rescission Offer expires at 5:00 p.m., Mountain Time, on October 6, 2010.

Q:    What do I need to do now to accept the Rescission Offer?

A:
You may mail or fax to us your Rescission Offer Acceptance Form or send it by overnight delivery service. In order to accept the Rescission Offer, you must complete, sign and date the Rescission Offer Acceptance Form and return it by mail, fax or overnight delivery service so that it is received by us on or before 5:00 p.m., Mountain Time, on October 6, 2010. The Rescission Offer Acceptance Form must be legible. You may mail or deliver by overnight delivery service your Rescission Offer Acceptance Form to:

  Overstock.com, Inc. Rescission Offer
  6350 South 3000 East
  Salt Lake City, Utah
  84121

  You may fax your Rescission Offer Acceptance Form to (801) 947-3296.

  If you choose to accept the Rescission Offer, we recommend that you send or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

  WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE OF OCTOBER 6, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

  Proceeds, if any, will be disbursed to your 401(k) Plan account within approximately 5 business days following the Expiration Date of the Rescission Offer.

  We recommend that you write down your identification number printed on your Rescission Offer acceptance form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance of the offer prior to the Expiration Date.

Q:    What do I need to do now to reject the Rescission Offer and keep the Shares in my Plan account?

A:
You do not need to take any action to reject the Rescission Offer.

Q:    What happens if I do not return the Rescission Offer Acceptance Form?

A:
If you do not return the Rescission Offer Acceptance Form on or before 5:00 p.m., Mountain Time, on the Expiration Date, you will be deemed to have rejected the Rescission Offer, and any Shares you hold in your Plan account will remain in your account. In addition, the Shares that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus.

Q:    What happens to my Plan account if I reject the Rescission Offer?

A:
If you hold Shares in the Overstock.com Stock Fund as of the Expiration Date, you will be subject to the blackout period even if you reject the Rescission Offer. This temporary suspension is called a "blackout period," which will begin at 2:00 p.m., Mountain Time, on October 6, 2010. We currently anticipate the blackout period will end at 12:01 a.m., Mountain Time, on October 12, 2010, if you reject the Rescission Offer. You will be notified in the event that the blackout period is extended past such date. The Shares will remain in your account and this Rescission Offer will not affect your ability to sell Shares once the blackout period ends.

Q:    Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?

A:
Yes. You can change your decision about accepting or rejecting the Rescission Offer by delivering notice of the change to us as described below at any time before 5:00 p.m., Mountain Time, on the Expiration Date.

  If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, then you may reject the Rescission Offer by sending a notice via mail, overnight delivery service or fax that includes your name, your identification number located on your Rescission Offer Acceptance Form, and a clear indication that you are rejecting the Rescission Offer. You may send your notice of rejection to:

  Overstock.com, Inc. Rescission Offer
  6350 South 3000 East
  Salt Lake City, Utah 84121

  You may fax your notice of rejection to (801) 947-3296.

  THIS NOTICE OF REJECTION MUST BE LEGIBLE AND RECEIVED BY MAIL, OVERNIGHT DELIVERY SERVICE OR FAX AT THE ABOVE ADDRESS ON OR BEFORE 5:00 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE OF OCTOBER 6, 2010. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE ORIGINAL RESCISSION OFFER ACCEPTANCE FORM(S).

Q:    Does the Rescission Offer affect any loan repayments I am currently making to the Plan?

A:
If you have an outstanding loan from the Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of the Rescission Offer. The Plan does not currently permit new loans. New distribution requests made during the blackout period will be delayed until after the blackout period ends. Any requests made during the blackout period do not need to be resubmitted after the blackout period ends.

Q:    Who can help answer my questions?

A:
If you have any questions about accessing your Overstock.com Stock Fund transaction history, you can find more information by accessing your account at 401K.com or NetBenefits.com. If you need further assistance or if you do not have access to your online account, you should call the Overstock.com, Inc. HR Department at (801) 947-5104 to request a detailed listing of your transactions by mail or fax. Please allow 13 days to receive your records.

  If you have questions regarding the Rescission Offer, you may call the Overstock.com, Inc. HR Department at (801) 947-5104, Monday through Friday, between the hours of 8:00 a.m. and 5:00 p.m., Mountain Time.

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in "Cautionary Statement Regarding Forward-Looking Statements" above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including those risks identified under the caption "Risk Factors" in our Annual Report on Form 10-K. Please see "Where You Can Find More Information" on page 18.

The Rescission Offer may not bar claims relating to our issuance of shares in excess of the number registered, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

        It is not certain that the Rescission Offer will have the effect of barring claims relating to our issuance of shares of common stock in excess of the number we registered. If a person accepts the Rescission Offer, but subsequently asserts a claim against us for an additional remedy, we would expect to assert that the person's acceptance of the Rescission Offer eliminated any liability we might have had to that person under section 12 of the Securities Act. We do not believe that the original issuance of the Shares violated the registration requirements of any state securities laws. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages under federal law. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our financial condition or liquidity.

Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

        The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC takes the position that a rescission offer does not alter a person's remedies under the Securities Act. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

        The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of the Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer.

        Generally, the statute of limitations for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.

The Rescission Offer may terminate any right you may have to rescind your acquisition of Shares under state law.

        We believe that the only state securities laws potentially applicable to our issuance of Shares are those of the State of Utah, and that the original issuance of the Shares was exempt from the Utah registration requirements. Utah law provides that a person who buys a security from a person who sells the security in violation of the Utah registration requirements may sue either at law or in equity to recover the consideration paid for the security, together with interest at 12% per year from the date of payment, costs, and reasonable attorney fees, less the amount of income received on the security, upon the tender of the security or for damages if the person no longer owns the security. The Utah statute further provides that an action may not be maintained to enforce liability under this section unless brought before the earlier of: (i) the expiration of five years after the act or transaction constituting the violation; or (ii) the expiration of two years after the discovery by the plaintiff of the facts constituting the violation.

        The Utah law also provides that a person may not sue under the section described above if: (i) the buyer or seller received a written offer, before suit and at a time when the buyer or seller owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and the buyer or seller failed to accept the offer within 30 days of its receipt; or (ii) the buyer or seller received such an offer before suit and at a time when the buyer or seller did not own the security, unless the buyer or seller rejected the offer in writing within 30 days of its receipt.

You will not be permitted to conduct any transactions relating to the Overstock.com Stock Fund within your Plan account for a period of time following the Expiration Date.

        Because you will not be permitted to conduct any transactions with respect to your Plan account relating to the Overstock.com Stock Fund during this period, you will be subject to the risk that due to events in the securities markets, the value of your account could significantly decline during this period and you would not be able to make transfers to avoid or mitigate this result. In addition, any proceeds you receive for the sale of Shares in the Rescission Offer will not be deposited into your Plan account for up to approximately five business days following the Expiration Date. If you still have a Plan account, whether or not you are an active employee of Overstock.com, these proceeds will be allocated to your Plan account and invested in the Fidelity Freedom Income Fund. If you do not have a Plan account, a Plan account will be created for you and the funds will be invested in the Fidelity Freedom Income Fund. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher Share cost for such investment. See "Notice of Blackout Period" for additional information.

Holders who do not accept the Rescission Offer may exercise their legal rights even after the end of the Rescission Offer.

        An eligible holder who does not accept the Rescission Offer may assert his or her legal rights under section 12 of the Securities Act throughout the remaining statutory period, although in that case we would expect to assert, among other defenses, that the holder is estopped from asserting claims at that point.

OUR COMPANY

        We are an online retailer offering closeout and discount brand and non-brand name merchandise, including bed-and-bath goods, home décor, kitchenware, watches, jewelry, electronics and computers, sporting goods, apparel, and designer accessories, among other products. We sell these products through an internet website located at www.overstock.com ("Website"). We also sell books, magazines, CDs, DVDs and video games ("BMMG"). We also operate as part of our Website an online auctions business—a marketplace for the buying and selling of goods and services—as well as online sites for listing cars and real estate for sale. In October 2009, we also launched O.biz, a website where customers can shop for bulk and business related items.

        Our company, based in Salt Lake City, Utah, was founded in 1997. We launched the Website in March 1999. Our Website offers our customers an opportunity to shop for bargains conveniently, while offering our suppliers an alternative inventory liquidation or sales channel. We continually add new, sometimes limited inventory products to our Website in order to create an atmosphere that encourages customers to visit frequently and purchase products before our inventory sells out. We offer approximately 168,000 non books and media products in multiple departments found under the shopping tab ("Shopping Tab" or "Shopping Section") on our Website, and offer approximately 661,000 media products in the Books & Media department. We sell products primarily in the United States, with a small amount of products (less than 1% of sales) sold internationally.

        Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. Our main Website address is www.overstock.com. The information contained on our Websites is not part of this prospectus.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

        The Plan is a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participant's compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Fidelity Management Trust Company is the Trustee of the Plan.

        Amounts in participants' accounts are held in a trust fund maintained for the benefit of participants in the Plan. There are currently 28 funds available to participants under the Plan.

        One of the investment choices in the Plan is the Overstock.com Stock Fund, which gives participants the opportunity to invest some or all of the amounts deposited in their Plan account in shares of our common stock. To effectuate purchases and sales of Shares by participants, the Trustee from time to time purchases and sells our common stock in the open market at market prices.

        Plan participants can purchase shares of our common stock through the Plan. The Trustee holds the Plan's shares of Company common stock in the Overstock.com Stock Fund. Although the shares of our common stock held by the Trustee may have been purchased in the open market by the Trustee, the SEC takes the position that we are required to register the deemed sale of these shares, as well as shares we contribute directly, to Plan participants with the SEC. In late June 2009 we discovered that investments in the Overstock.com Stock Fund under the Plan exceeded the number of shares we had registered on Form S-8 by 203,737 shares. We first exceeded the number of shares registered on Form S-8 on August 16, 2006. We discovered that we had exceeded the number of shares registered in connection with the audit of the Plan's financial statements for the year ended December 31, 2008. Our inadvertent failure to register with the SEC the sale of certain shares of our common stock under the Plan may have constituted a violation of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).

        We are making the Rescission Offer with respect to 65,465 Shares sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares by Plan participants. Non-employee members of our Board of Directors were not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee directors who purchased Shares pursuant to the Plan during the Purchase Period do not intend to participate in the Rescission Offer.

        The Rescission Offer covers only the 65,465 Shares issued between July 1, 2008 and June 30, 2009, which is the twelve-month period covered by the Tolling Agreement described below under "The Rescission Offer—Effect of the Rescission Offer." The Rescission Offer does not cover Shares issued prior to July 1, 2008 because we believe that the applicable statute of limitations had already expired with respect to shares issued prior to July 1, 2008 when we entered into the Tolling Agreement. The Rescission Offer does not cover Shares issued after June 30, 2009 because we filed a registration statement on Form S-8 registering the offer and sale of Shares in connection with the Plan after that date.

        This Rescission Offer is the only rescission offer we will make relating to the inadvertent issuances. The offer is a partial offer in that we are making it only to certain purchasers as described in this prospectus. We do not intend to make a future offer covering any other purchasers who are not covered by this offering. We do not expect the Rescission Offer to have any material effect on us, whether holders of all, some, or none of the Shares eligible for the Rescission Offer accept the Rescission Offer.

Effect of the Rescission Offer

        If you reject, fail to timely accept, or fail to accept in full, the Rescission Offer by 5:00 p.m., Mountain Time, on the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus, you will retain ownership of the Shares in the Plan and will not receive any payment for the Shares subject to the Rescission Offer. In addition, the Shares that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus.

        Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. For federal securities law purposes, rejection or the failure to accept a rescission offer may not terminate an offeree's right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a rescission offer does not alter a person's remedies under the Securities Act. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

        The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We do not believe that acceptance or rejection of the Rescission Offer will have any effect on any rights of any holder under applicable antifraud provisions of federal or state securities laws or under common law or equity. We believe that the sale and issuance of the Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

        Generally, the federal statute of limitations for enforcement of such statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements. We believe that the one-year federal statute of limitations on sales of shares of our common stock prior to July 1, 2008 has expired. We have entered into a Tolling Agreement with the Overstock.com, Inc. Employee Benefits Committee (the "Committee"), acting on behalf of the Plan, for the benefit of participants in the Plan who acquired shares of Overstock Common Stock between July 1, 2008 and June 30, 2009. A copy of the Tolling Agreement has been filed as an exhibit to this registration statement, and reference is hereby made to the text of the Tolling Agreement for further information about its terms. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or disclosure requirement nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

        If you fail to accept the Rescission Offer with respect to Shares eligible for the Rescission Offer, you will assume the risks of continued ownership of those Shares in the Plan, including the risk that the market price of the Shares on the date or dates you eventually transfer funds held in the Plan out of the Overstock.com Common Stock Fund may be less than the amount you might receive for those Shares by accepting the Rescission Offer. Failure to accept the Rescission Offer may also affect any right you may have to rescind your acquisition of eligible Shares under either federal or state law. See "Risk Factors" beginning on page 10.

Terms of the Rescission Offer

        If you purchased Shares through the Plan during the Purchase Period and have already sold such Shares at a loss, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Shares less the proceeds of the sale of the Shares, plus interest at a rate of 12% per year. We selected this interest rate because it is the legal rate for rescission offers under the Utah Uniform Securities Act. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from the date of such sale through the date that payment is made by us.

        If you currently hold Shares purchased through the Plan during the Purchase Period, you may accept the Rescission Offer, in which case the Trustee will transfer the Shares to Overstock.com and credit your Plan account with the amount you paid for the Shares, plus interest at a rate of 12% per year for the period from the date you purchased the Shares to the date payment is made by us. However, we will not repurchase any Share if the price you paid for the Share plus interest (to the Expiration Date) is less than the closing price of the common stock as of the Expiration Date, as it would not be economically beneficial to you.

        Shares will be deemed sold in the order in which you purchased them. In order to determine which Shares acquired during the Purchase Period are eligible for repurchase and which, if any, Shares so acquired were sold at a loss, all Shares acquired on your behalf pursuant to the Plan will be matched against all sales of Shares during or after the Purchase Period by matching the first Share acquired with the first Share sold. This principle, commonly called "first-in, first-out," or "FIFO," will be used in determining which Shares you sold at a loss and which Shares you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. An example of the application of the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this Prospectus.

        The Rescission Offer will expire at 5:00 p.m., Mountain Time, on October 6, 2010. If we receive a legible and properly completed Rescission Offer Acceptance Form from you on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account, or a Plan account established for you, within approximately 5 business days following the Expiration Date.

        If you still have a Plan account, whether or not you are an active employee of Overstock.com, Inc., we will credit all proceeds resulting from acceptance of the Rescission Offer to your Plan account, and the proceeds will be invested in the Fidelity Freedom Income Fund. If you no longer have a Plan account, a Plan account will be established for you and all proceeds payable to you under this Rescission Offer will be invested in the Fidelity Freedom Income Fund. The Plan's distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan's Summary Plan Description and the "Questions and Answers About the Rescission Offer" included in this Prospectus for more information on your distribution options. Payment of proceeds directly to you may result in adverse tax consequences (see "Material U.S. Federal Income Tax Considerations").

How to Accept or Reject the Rescission Offer

        YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

        Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if you currently hold Shares purchased during the Purchase Period and the value of a Share on the Expiration Date is less than the price you paid for the Share, plus interest (to the Expiration Date).

        You may accept your Rescission Offer by mail, overnight delivery service or fax. In order to accept the Rescission Offer, you must complete the Rescission Offer Acceptance Form and return it by mail, overnight delivery service or fax so that it is received by us on or before 5:00 p.m., Mountain Time, on October 6, 2010. The Rescission Offer Acceptance Form must be legible. You may mail your Rescission Offer Acceptance Form to:

  Overstock.com, Inc. Rescission Offer
  6350 South 3000 East
  Salt Lake City, Utah 84121

        You may fax your Rescission Offer Acceptance Form to (801) 947-3296.

        If you choose to accept the Rescission Offer, we recommend that you send or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

        WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE, OCTOBER 6, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

        Proceeds will be disbursed to your Plan account within approximately 5 business days following the Expiration Date.

How to reject the Rescission Offer

        You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, you may reject the Rescission Offer by sending a notice that includes your name, your identification number located on your Rescission Offer Acceptance Form, and a clear indication that you are rejecting the Rescission Offer to the attention of Overstock.com, Inc. Rescission Offer, at the address or to the fax number above.

        If you have previously accepted the Rescission Offer and you change your mind, we must receive a legible notice of rejection on or before 5:00 p.m., Mountain Time, on October 6, 2010. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your original Rescission Offer Acceptance Form.

        IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO 5:00 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE, OCTOBER 6, 2010, OR ATTEMPT TO ONLY ACCEPT THE RESCISSION OFFER IN PART, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES INCLUDED IN THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES.

        If you have questions regarding how to reject the Rescission Offer, you can also call the Overstock.com, Inc. HR Department Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m., Mountain Time.

Funding the Rescission Offer

        We have sufficient funds available to pay for the purchase of any Shares that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

        If you have questions about the Rescission Offer, you may call the Overstock.com, Inc. HR Department at (801) 947-5104, Monday through Friday, between 8:00 a.m. and 5:00 p.m., Mountain Time. If you have any questions about accessing your Overstock.com Stock Fund transaction history, you can find more information by accessing your account at 401K.com or NetBenefits.com. If you need further assistance or if you do not have access to your online account, you should call the Overstock.com, HR Department at (801) 947-5104 to request a detailed listing of your transactions by mail or fax. Please allow 13 days to receive your Overstock.com Stock Fund transaction history.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States.

        You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

        Your acceptance or rejection of the Rescission Offer, or the sale of the Shares representing our common stock and short-term liquid investments to us pursuant to the Rescission Offer or the receipt of the specified payment if you had previously sold your Shares at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. If you currently have a Plan account, whether or not you are an active employee of Overstock.com, Inc., your proceeds from the Rescission Offer will be credited to your Plan account and will be invested in the Fidelity Freedom Income Fund. Upon any later withdrawal or distribution, any proceeds from the Rescission Offer will generally be taxable as ordinary income. An additional ten percent income tax may be imposed in cases of early withdrawal from the Plan, including proceeds of the Rescission Offer.

        If you have directed and caused a full distribution from the Plan and no longer have an individual account in the Plan, a new Plan account will be established for you and any amounts paid in respect of the Rescission Offer will be credited to your account and invested in the Fidelity Freedom Income Fund. The Plan's distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan's Summary Plan Description and the "Questions and Answers About the Rescission Offer" in this Prospectus for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution will generally be taxable as ordinary income to you as described above. An additional ten percent income tax may be imposed depending on your age.

        To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the preceding discussion (and any other discussion of U.S. federal tax issues herein) is not intended to be relied upon, and cannot be relied upon) by a participant in the Rescission Offer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the Rescission Offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

USE OF PROCEEDS

        We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

        This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520.101-3, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a "blackout period" during which their right to direct or diversify their Plan investments may be temporarily suspended.

        If you are being offered the opportunity to participate in this Rescission Offer and you hold Shares in the Overstock.com Stock Fund in your Plan account on the Expiration Date, all transactions related to the Overstock.com Stock Fund in your Plan account will be temporarily suspended on the Expiration Date. The temporary suspension is called a "blackout period" and applies whether or not you accept the Rescission Offer. The blackout period will begin at 2:00 p.m., Mountain Time, on October 6, 2010, and, if you accept the Rescission Offer, will end at 11:59 p.m., Mountain Time on October 14, 2010. You will be notified in the event that the blackout period is extended past October 14, 2010. If you do not accept the Rescission Offer, the blackout period is expected to end at 12:01 a.m., Mountain Time, on October 12, 2010. The blackout period will be shorter if you do not accept the Rescission Offer, because the Trustee will not need to process any transactions in your account. If you accept the Rescission Offer, the Trustee will require additional time in order to process the transactions.

        The blackout period is required to ensure smooth processing of the Rescission Offer. The Trustee will not permit any transactions related to your Plan account during the blackout period. This means:

  •
  you will be unable to direct or diversify your investments in your Plan account invested in the Overstock.com Stock Fund during the blackout period; and

  •
  all requests for distributions (including hardship distributions) will be delayed until after the blackout period ends (any requests made during the blackout period do not need to be remade once the blackout period ends).

        You will need to initiate any requests prior to 2:00 p.m., Mountain Time, on the date the blackout period begins for those requests to take effect. It is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, such as the Overstock.com Stock Fund, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Shares from your Plan account during the blackout period.

        If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact the Overstock.com, Inc. HR Department at (801) 947-5104. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

        For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Plan's Summary Plan Description. To obtain a copy of the Plan's Summary Plan Description, you may contact the Overstock.com, Inc. HR Department at (801) 947-5104.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, at http://investors.overstock.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities we may offer, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the SEC's public reference room described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010 (File No. 000-49799);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed on May 4, 2010 and August 5, 2010, respectively (File No. 000-49799);

  •
  Our Proxy Statement for the Annual Meeting of Stockholders to be held May 12, 2010, filed on April 9, 2010 (File No. 000-49799);

  •
  Our Current Reports on Form 8-K filed on January 25, 2010, February 4, 2010, February 8, 2010, April 5, 2010 and May 14, 2010 (File No. 000-49799); and

  •
  The description of our common stock, par value $0.0001 per share, contained in the Registration Statement on Form 8-A filed May 6, 2002 (File No. 000-49799), including any amendment or report filed to update such description.

        The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will update, supplement and supersede the information in this prospectus. We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (801) 947-3132.

VALIDITY OF SECURITIES

        Certain legal matters relating to the validity of the securities to be offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Austin, Texas.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2009, and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2009, expresses an opinion that Overstock.com, Inc. did not maintain effective internal control over financial reporting as of December 31, 2009 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company lacked a sufficient number of accounting professionals with the necessary knowledge, experience and training to adequately account for and perform adequate supervisory reviews of significant transactions and the inadequate design of information technology program change and program development controls.

        The financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's restatement of its financial statements as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the expenses expected to be incurred in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$100
Accounting fees and expenses	30,000
Printing and mailing fees	12,000
Legal fees and expenses	125,000
Miscellaneous	2,900

Total	$170,000

Item 14.    Indemnification of Directors and Officers.

        We are organized under the laws of the State of Delaware. Our Certificate of Incorporation, as amended, and bylaws, as amended, eliminate the personal liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Certificate of Incorporation, as amended, and bylaws, as amended, provide indemnity for our current or former officers and directors against all liabilities and costs of defending an action or suit in which they were involved by reason of their positions with us. However, we cannot indemnify any person if a court finds that the person did not act in good faith. Our bylaws, as amended, also provide that we may purchase insurance to protect any director, officer, employee or agent against any liability. We have entered into separate indemnification agreements with each of our directors and executive officers, whereby we have agreed, among other things, to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at our request for another entity and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into similar separate indemnification agreements with any directors or officers who may join us in the future. There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

        The preceding discussion of provisions of our Certificate of Incorporation and the Delaware General Corporation Law is not intended to be exhaustive and is qualified by the applicable provisions of the Certificate of Incorporation and of the Delaware General Corporation Law.

Item 15.    Recent Sales of Unregistered Securities

        In June 2009, we discovered that we had inadvertently issued 203,737 more shares of our common stock in connection with our plan than had been registered with the SEC for offer in connection with the plan. These shares were contributed to or otherwise acquired by participants in the plan between August 16, 2006, and June 17, 2009. As a result, certain participants in the plan may have or have had rescission rights relating to the unregistered shares, although we believe that the federal statute of limitations applicable to any such rescission rights would be one year, and that the statute of limitations had already expired at June 30, 2009 with respect to most of the inadvertent issuances. At

December 31, 2009, approximately 65,000 shares or $744,000 of our common stock plus interest were classified outside stockholders' equity because of the potential rescission rights.

        On August 31, 2009, we entered into a Tolling and Standstill Agreement (the "Agreement") with the Overstock.com, Inc. Employee Benefits Committee (the "Committee") relating to the Plan. We entered into the Agreement in order to preserve certain rights, if any, of Plan participants who acquired shares of our common stock in the Plan between July 1, 2008 and June 30, 2009.

        In December 2009, we implemented a Non Qualified Deferred Compensation plan for senior management. The plan allows eligible members of senior management to defer their receipt of compensation from us beginning in 2010, subject to the restrictions contained in the plan. To the extent that interests in the plan constitute securities, we believe that the issuance of the interests was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder as a transaction not involving a public offering. The interests were not sold for cash or other consideration, and there were no proceeds to us.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number		Description of Document
3.1	(a)	Amended and Restated Certificate of Incorporation.

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Report on Form 8-K (File No. 000-49799) filed on February 5, 2009).

4.1	(b)	Form of specimen common stock certificate.

4.2	(b)	Investor Rights Agreement, dated March 4, 2002.

4.3		Overstock.com, Inc. 401(k) plan (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 (File No. 333-160512) filed July 10, 2009).

4.4		Adoption Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-8 (File No. 333-160512) filed July 10, 2009).

5.1		Opinion of Bracewell & Giuliani LLP

10.1	(b)	Form of Indemnification Agreement between Overstock.com, Inc. and each of its directors and officers.

10.2	(b)	Amended and Restated 1999 Stock Option Plan and form of agreements thereunder.

10.3		Form of agreements under 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.4		Lease Agreement dated January 23, 2002 between Overstock.com, Inc. and Holladay Building East L.L.C. (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.5		Intellectual Property Assignment Agreement with Douglas Greene dated February 28, 2002 (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.6		Amendment No. 1, dated April 29, 2002 to Intellectual Property Assignment Agreement dated February 28, 2002 by and between Overstock.com, Inc. and Douglas Greene. (incorporated by reference to Exhibit 10.18 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

Exhibit Number	Description of Document
10.7	Sublease Agreement by and between Overstock.com, Inc., Old Mill Technology Center, LLC, and Old Mill Building LLC (incorporated by reference to Exhibit 99.1 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.8	Sublease Agreement by and between Overstock.com, Inc., Document Controls Systems, Inc., and Old Mill Building LLC (incorporated by reference to Exhibit 99.2 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.9	Sublease Agreement by and between Overstock.com, Inc., Information Technology International, Inc., and Old Mill Building LLC (incorporated by reference to Exhibit 99.3 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.10	Old Mill Corporate Center Fourth Amendment to the Lease Agreement (incorporated by reference to Exhibit 99.4 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.11	Co-location Center Agreement (incorporated by reference to Exhibit 99.5 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.12	Indenture, dated November 23, 2004, between Overstock.com, Inc. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on November 24, 2004).

10.13	Registration Rights Agreement, dated November 23, 2004 by and among Overstock.com, Inc., Lehman Brothers., Piper Jaffray & Co., Legg Mason Wood Walker Incorporated and WR Hambrecht+ Co, LLC (incorporated by reference to Exhibit 10.2 to our Report on Form 8-K (File No. 000-49799) filed on November 24, 2004).

10.14	Purchase Agreement dated November 17, 2004 with Lehman Brothers Inc. as Representative (incorporated by reference to Exhibit 10.34 to our report on Form 10-K for the year ended December 31, 2004 (File No. 000-49799) filed on March 16, 2005).

10.15	Underwriting Agreement dated November 17, 2004 with Lehman Brothers Inc. as Representative (incorporated by reference to Exhibit 1.1 to our Report on Form 8-K (File No. 000-49799) filed on November 18, 2004)

10.16	Underwriting Agreement dated May 13, 2004 with WR Hambrecht & Co., LLC and JMP Securities LLC. as Representatives (incorporated by reference to Exhibit 1.1 to our Report on Form 8-K (File No. 000-49799) filed on May 14, 2004)

10.17	2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 99.6 to our Report on Form 8-K (File No. 000-49799) filed May 7, 2004)

10.18	2005 Equity Incentive Plan (incorporated by reference to Appendix A to Overstock.com, Inc.'s definitive proxy statement (File No. 000-49799) filed with the SEC on March 28, 2008)

10.19	Form of Restricted Stock Unit Grant Notice and Restricted Stock Agreement under the 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on January 15, 2008)

10.20	Lease Agreement with Natomas Meadows, LLC dated April 8, 2008 (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on April 11, 2008).

Exhibit Number		Description of Document
10.21		First Amendment to Lease amending the terms of the Lease Agreement with Natomas Meadows, LLC dated December 16, 2008 (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on December 17, 2008).

10.22		Offer Letter to Stephen J. Chesnut dated December 18, 2008 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated January 5, 2009).

10.23		Lease Termination Agreement with Landmark Building One, LLC dated March 20, 2009 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated March 23, 2009).

10.24		Letter agreement dated August 3, 2009 terminating Amended and Restated Loan and Security Agreement with Wells Fargo Retail Finance (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 000-49799) filed August 3, 2009).

10.25		Financing Agreement with U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009).

10.26		Security Agreement with U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.2 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.27		Revolving Note (Regular Advances) in favor of U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.3 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.28		Revolving Note (Cash Secured Advances) in favor of U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.4 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.29	(c)	Summary of unwritten compensation arrangements with Directors (incorporated by reference to Exhibit 10.29 to our Form 10-K for the year ended December 31, 2009 (File No. 000-49799))

10.30		Tolling Agreement (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 000-49799) filed August 31, 2009)

21		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to our Form 10-K for the year ended December 31, 2008 (File No. 000-49799) filed February 23, 2009).

*23.1		Consent of Independent Registered Public Accounting Firm

*23.2		Consent of Independent Registered Public Accounting Firm

23.3		Consent of Bracewell & Giuliani LLP (contained in Exhibit 5).

24.1		Powers of Attorney (see signature page to original filing)

*99.1		Form of cover letter to Rescission Offer recipients.

*99.2		Form of Rescission Offer Acceptance Form.

*		Filed herewith

(a)
Incorporated by reference to exhibits of the same number filed with our Form 10-Q (File No. 000-49799), filed on August 13, 2002.

(b)
Incorporated by reference to exhibits of the same number filed with our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002.

(c)
Management contract or compensatory plan or arrangement.

*
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (b)   That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

        (c)   That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (1)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

  (2)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (3)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (4)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on August 25, 2010.

OVERSTOCK.COM, INC.
By:	/s/ PATRICK M. BYRNE Patrick M. Byrne Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE Patrick M. Byrne	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors	August 25, 2010
/s/ STEPHEN J. CHESNUT Stephen J. Chesnut	Senior Vice President, Finance and Risk Management (Principal Financial Officer and Principal Accounting Officer)	August 25, 2010
* Allison H. Abraham	Director	August 25, 2010
* John J. Byrne	Director	August 25, 2010
* Barclay F. Corbus	Director	August 25, 2010
* Joseph J. Tabacco, Jr.	Director	August 25, 2010

*By:	/s/ PATRICK M. BYRNE Patrick M. Byrne Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document
3.1	(a)	Amended and Restated Certificate of Incorporation.

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Report on Form 8-K (File No. 000-49799) filed on February 5, 2009).

4.1	(b)	Form of specimen common stock certificate.

4.2	(b)	Investor Rights Agreement, dated March 4, 2002.

4.3		Overstock.com, Inc. 401(k) plan (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 (File No. 333-160512) filed July 10, 2009).

4.4		Adoption Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-8 (File No. 333-160512) filed July 10, 2009).

5.1		Opinion of Bracewell & Giuliani LLP

10.1	(b)	Form of Indemnification Agreement between Overstock.com, Inc. and each of its directors and officers.

10.2	(b)	Amended and Restated 1999 Stock Option Plan and form of agreements thereunder.

10.3		Form of agreements under 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.4		Lease Agreement dated January 23, 2002 between Overstock.com, Inc. and Holladay Building East L.L.C. (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.5		Intellectual Property Assignment Agreement with Douglas Greene dated February 28, 2002 (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.6		Amendment No. 1, dated April 29, 2002 to Intellectual Property Assignment Agreement dated February 28, 2002 by and between Overstock.com, Inc. and Douglas Greene. (incorporated by reference to Exhibit 10.18 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).

10.7		Sublease Agreement by and between Overstock.com, Inc., Old Mill Technology Center, LLC, and Old Mill Building LLC (incorporated by reference to Exhibit 99.1 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.8		Sublease Agreement by and between Overstock.com, Inc., Document Controls Systems, Inc., and Old Mill Building LLC (incorporated by reference to Exhibit 99.2 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.9		Sublease Agreement by and between Overstock.com, Inc., Information Technology International, Inc., and Old Mill Building LLC (incorporated by reference to Exhibit 99.3 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.10		Old Mill Corporate Center Fourth Amendment to the Lease Agreement (incorporated by reference to Exhibit 99.4 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

Exhibit Number	Description of Document
10.11	Co-location Center Agreement (incorporated by reference to Exhibit 99.5 to our Report on Form 8-K/A (File No. 000-49799) filed on December 7, 2004).

10.12	Indenture, dated November 23, 2004, between Overstock.com, Inc. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on November 24, 2004).

10.13	Registration Rights Agreement, dated November 23, 2004 by and among Overstock.com, Inc., Lehman Brothers., Piper Jaffray & Co., Legg Mason Wood Walker Incorporated and WR Hambrecht+ Co, LLC (incorporated by reference to Exhibit 10.2 to our Report on Form 8-K (File No. 000-49799) filed on November 24, 2004).

10.14	Purchase Agreement dated November 17, 2004 with Lehman Brothers Inc. as Representative (incorporated by reference to Exhibit 10.34 to our report on Form 10-K for the year ended December 31, 2004 (File No. 000-49799) filed on March 16, 2005).

10.15	Underwriting Agreement dated November 17, 2004 with Lehman Brothers Inc. as Representative (incorporated by reference to Exhibit 1.1 to our Report on Form 8-K (File No. 000-49799) filed on November 18, 2004)

10.16	Underwriting Agreement dated May 13, 2004 with WR Hambrecht & Co., LLC and JMP Securities LLC. as Representatives (incorporated by reference to Exhibit 1.1 to our Report on Form 8-K (File No. 000-49799) filed on May 14, 2004)

10.17	2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 99.6 to our Report on Form 8-K (File No. 000-49799) filed May 7, 2004)

10.18	2005 Equity Incentive Plan (incorporated by reference to Appendix A to Overstock.com, Inc.'s definitive proxy statement (File No. 000-49799) filed with the SEC on March 28, 2008)

10.19	Form of Restricted Stock Unit Grant Notice and Restricted Stock Agreement under the 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on January 15, 2008)

10.20	Lease Agreement with Natomas Meadows, LLC dated April 8, 2008 (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on April 11, 2008).

10.21	First Amendment to Lease amending the terms of the Lease Agreement with Natomas Meadows, LLC dated December 16, 2008 (incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) filed on December 17, 2008).

10.22	Offer Letter to Stephen J. Chesnut dated December 18, 2008 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated January 5, 2009).

10.23	Lease Termination Agreement with Landmark Building One, LLC dated March 20, 2009 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated March 23, 2009).

10.24	Letter agreement dated August 3, 2009 terminating Amended and Restated Loan and Security Agreement with Wells Fargo Retail Finance (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 000-49799) filed August 3, 2009).

Exhibit Number		Description of Document
10.25		Financing Agreement with U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.1 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009).

10.26		Security Agreement with U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.2 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.27		Revolving Note (Regular Advances) in favor of U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.3 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.28		Revolving Note (Cash Secured Advances) in favor of U.S. Bank National Association dated as of December 22, 2009 (incorporated by reference to exhibit 10.4 to our Report on Form 8-K (File No. 000-49799) dated December 23, 2009)

10.29	(c)	Summary of unwritten compensation arrangements with Directors (incorporated by reference to Exhibit 10.29 to our Form 10-K for the year ended December 31, 2009 (File No. 000-49799))

10.30		Tolling Agreement (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 000-49799) filed August 31, 2009)

21		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to our Form 10-K for the year ended December 31, 2008 (File No. 000-49799) filed February 23, 2009).

*23.1		Consent of Independent Registered Public Accounting Firm

*23.2		Consent of Independent Registered Public Accounting Firm

23.3		Consent of Bracewell & Giuliani LLP (contained in Exhibit 5).

24.1		Powers of Attorney (see signature page to original filing)

*99.1		Form of cover letter to Rescission Offer recipients.

*99.2		Form of Rescission Offer Acceptance Form.

*		Filed herewith

(a)
Incorporated by reference to exhibits of the same number filed with our Form 10-Q (File No. 000-49799), filed on August 13, 2002.

(b)
Incorporated by reference to exhibits of the same number filed with our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002.

(c)
Management contract or compensatory plan or arrangement.

*
Filed herewith.